Exhibit 14

Consent of Independent Registered Public Accounting Firm

We consent to the references to our firm under the captions “Other Service Providers”, “Financial Statements” and “Representations and Warranties” in the Combined Proxy Statement/Prospectus of FS Energy Total Return Fund, a series of FS Series Trust, and to the incorporation by reference of our report dated December 23, 2019 with respect to the financial statements of FS Energy Total Return Fund (the “Interval Fund”) for the year ended October 31, 2019 in Pre-Effective Amendment No. 2 to the Registration Statement on Form N-14 (File No. 333-235668) of FS Series Trust.

We also consent to the references to our firm under the captions “Financial Highlights” in the Prospectus and “Independent Registered Public Accounting Firm” and “Financial Statements” in the Statement of Additional Information of FS Energy Total Return Fund, a series of FS Series Trust, dated January 29, 2020, incorporated by reference in this Registration Statement on Form N-14, and “Financial Highlights” in the Prospectus and “Independent Registered Public Accounting Firm” and “Financial Statements” in the Statement of Additional Information of the Interval Fund dated February 28, 2019, incorporated by reference in this Registration Statement on Form N-14.

We also consent to the incorporation by reference of our report dated December 28, 2018 with respect to the financial statements of the Interval Fund for the year ended October 31, 2018, which is incorporated by reference in the Statement of Additional Information of the Interval Fund dated February 28, 2019, which is incorporated by reference in this Registration Statement on Form N-14.

/s/ Ernst & Young LLP

Philadelphia, Pennsylvania

January 31, 2020